UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2024

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02	Results of Operations and Financial Condition.

On October 1, 2024, Charles & Colvard, Ltd. (the “Company”) filed a Notification of Late Filing on Form 12b-25 with respect to its Annual Report on Form 10-K for the fiscal year ended June 30, 2024. In the Form 12b-25, the Company disclosed the following information regarding the results of operations and financial condition of the Company:

Consistent with the Company’s results for the first, second and third quarters of the fiscal year ended June 30, 2024, the Company expects to report net sales decreased by 25% to $22.5 million for the fiscal year ended June 30, 2024 compared to net sales of $29.9 million for the fiscal year ended June 30, 2023.

Consistent with the Company’s results for the first, second and third quarters of the fiscal year ended June 30, 2024, the Company will report a net loss for the fiscal year ended June 30, 2024 that is a significant change compared to net loss of $19.6 million reported for the year ended June 30, 2023. A reasonable net loss estimate for the fiscal year ended June 30, 2024 cannot be made at this time until the completion of the year-end financial statement review and auditing process. The significant change in net loss is primarily due to (1) the impact of no income tax expense for the fiscal year ended June 30, 2024 versus the $5.9 million income tax expense for the fiscal year ended June 30, 2023 due to the establishment of a full valuation allowance against the Company’s deferred tax assets in the fiscal year ended June 30, 2023; and (2) the impact of a $5.9 million inventory write-down during the fiscal year ended June 30, 2023 due to the pricing pressures and constrained consumer demand versus no such inventory write-down during the fiscal year ended June 30, 2024.

The foregoing figures are preliminary and unaudited and are prepared in accordance with U.S. generally accepted accounting principles. While the Company does not expect any significant changes to the aforementioned preliminary unaudited financial information, such preliminary financial information remains subject to change pending the completion of the year-end financial statement review and audit.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Forward-Looking Statements

This filing contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “expect,” “will,” “working,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our beliefs and expectations relating to the filing of the Form 10-K and the estimated reporting of financial results. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

October 1, 2024	By	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer